SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934.

                                (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
     14a-6(e)(2)
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                         CAROLINA NATIONAL CORPORATION
                (Name of Registrant as Specified In Its Charter)



     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
 [x]  No Fee Required.
      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:



     2)   Aggregate number of securities to which transaction applies:



     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:



     4)   Proposed maximum aggregate value of transaction:



     5)   Total fee paid



[ ]  Fee paid previously with preliminary materials



[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                          CAROLINA NATIONAL CORPORATION
                                1350 Main Street
                         Columbia, South Carolina 29201
                                 (803) 779-0411

Dear Shareholder:

         You are cordially invited to attend the 2004 Annual Shareholders' Meeting of Carolina National Corporation, to be held at The Adam's Mark Hotel, 1200 Hampton Street, Columbia, South Carolina on Monday, May 3, 2004 at 11:00 a.m. Eastern Daylight Time. Notice of the meeting is enclosed.

         A proposal to elect five directors to serve until the 2007 Annual Shareholders' Meeting will be presented at the meeting. The nominees described in this Proxy Statement have been approved unanimously by your Board of Directors and are recommended by the Board to you for approval.

         We hope that you will be able to join us and let us give you a review of 2003. Whether you own a few or many shares of stock and whether or not you plan to attend in person, it is important that your shares be voted on matters that come before the meeting. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card promptly.

         Thank you for helping us make our first year a success. We look forward to your continued support in 2004.

                                   Sincerely,



                                   Roger B. Whaley
                                   President and Chief Executive Officer

Columbia, South Carolina
March 30, 2004

                          CAROLINA NATIONAL CORPORATION
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


TO OUR SHAREHOLDERS:

NOTICE IS HEREBY GIVEN THAT the Annual Meeting of the Shareholders of Carolina National Corporation will be held at The Adam's Mark Hotel, 1200 Hampton Street, Columbia, South Carolina on Monday, May 3, 2004 at 11:00 a.m., for the following purposes:

     (1)  To elect five directors to each serve a three-year term; and

     (2) To act upon other such matters as may properly come before the meeting or any adjournment thereof.


      Only shareholders of record at the close of business on March 15, 2004, are entitled to notice of and to vote at the meeting. In order that the meeting can be held, and a maximum number of shares can be voted, whether or not you plan to be present at the meeting in person, please fill in, date, sign and promptly return the enclosed form of proxy. The Company's Board of Directors unanimously recommends a vote FOR approval of the proposals presented.

      Returning the signed proxy will not prevent a record owner of shares from voting in person at the meeting.

      Included with this notice are the Company's 2004 Proxy Statement and the Company's 2003 Annual Report to Shareholders.

                                     By Order of the Board of Directors



March 30, 2004                       Roger B. Whaley
                                     President and Chief Executive Officer

                          CAROLINA NATIONAL CORPORATION
                                1350 Main Street
                         Columbia, South Carolina 29201
                                 (803) 779-0411

                                 PROXY STATEMENT

      This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Carolina National Corporation (together with its subsidiary, Carolina National Bank & Trust Company, referred to as the "Company") for use at the 2004 Annual Meeting of Shareholders. The Annual Meeting will be held at 11:00 a.m. on Monday, May 3, 2004, at The Adam's Mark Hotel, 1200 Hampton Street, Columbia, South Carolina. A Notice of Annual Meeting is attached, and a form of proxy is enclosed. This statement was first mailed to shareholders on or about March 30, 2004, in connection with the solicitation. The cost of this solicitation is being paid by the Company. The only method of solicitation to be employed, other than use of the proxy statement, is personal contact by directors and regular employees of the Company including contact by telephone or other electronic means.

                                  ANNUAL REPORT

      The Annual Report to Shareholders covering the Company's fiscal year ended December 31, 2003, including financial statements, is enclosed. The Annual
Report to Shareholders does not form any part of the material for the solicitation of proxies.

                               REVOCATION OF PROXY

      Any record shareholder who executes and delivers a proxy has the right to revoke it at any time before it is voted. The proxy may be revoked in any of the following ways:

     o    by mailing or delivering to John W. Hobbs,  Vice  President,  Carolina
          National Corporation, 1350 Main Street, Columbia, South Carolina 29201, written instructions revoking the proxy;

     o by mailing or delivering to Mr. Hobbs at the above addresses a duly executed proxy bearing a later date; or

     o    by voting in person at the meeting.

      Written notice of revocation of a proxy or delivery of a later dated proxy will be effective upon receipt by the Company. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy.

                                QUORUM AND VOTING

      At the close of business on March 15, 2004, there were outstanding 1,427,303 shares of the Company's common stock (no par value). Each share outstanding will be entitled to one vote upon each matter submitted at the meeting. Only shareholders of record at the close of business on March 15, 2004 (the "Record Date"), will be entitled to notice of and to vote at the meeting.

      A majority of the shares entitled to be voted at the annual meeting constitutes a quorum. If a share is represented for any purpose at the annual meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for purposes of establishing a quorum. Therefore, valid proxies which are marked "Abstain" or "Withhold" and shares that are not voted, including proxies submitted by brokers that are the record owners of shares (so-called "broker non-votes"), will be included in determining the number of votes present or represented at the annual meeting. If a quorum is not present or represented at the meeting, the shareholders entitled to vote, present in person or represented by proxy, have the power to adjourn the meeting from time to time. If the meeting is to be reconvened within thirty days, no notice of the reconvened meeting will be given other than an announcement at the adjourned meeting. If the meeting is to be adjourned for thirty days or more, notice of the reconvened meeting will be given as provided in the Bylaws. At any reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

      If a quorum is present at the Annual Meeting, directors will be elected by a plurality of the votes cast by shares present and entitled to vote at the annual meeting. Cumulative voting is not permitted. Votes that are withheld or that are not voted in the election of directors will have no effect on the outcome of election of directors. If a quorum is present, all other matters that may be considered and acted upon at the Annual Meeting will be approved if the number of shares of Common Stock voted in favor of the matter exceed the number of shares of Common Stock voted against the matter.

                       ACTIONS TO BE TAKEN BY THE PROXIES

      The persons named as proxies were selected by the Board of Directors of the Company. When the form of proxy enclosed is properly executed and returned, the shares that it represents will be voted at the meeting. Each proxy, unless the shareholder otherwise specifies therein, will be voted "FOR" the election of the persons named in this Proxy Statement as the Board of Directors' nominees for election to the Board of Directors. In each case where the shareholder has appropriately specified how the proxy is to be voted, it will be voted in accordance with his specifications. As to any other matter of business which may be brought before the Annual Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the best judgment of the persons voting the same, but the Board of Directors does not know of any such other business.

                              SHAREHOLDER PROPOSALS

      Any shareholder who wishes to submit proposals for the consideration of the shareholders at the 2005 Annual Meeting may do so by delivering them in writing to Roger B. Whaley, President, Carolina National Corporation, 1350 Main Street, Columbia, South Carolina 29201. In addition to other applicable requirements, for business to be properly brought before the 2005 Annual Meeting of Shareholders, a shareholder must give timely notice of the matter to be presented at the meeting in a proper written form to the Secretary. To be timely, notice of any matter proposed by any person other than the Board of

Directors or the President must be given to the President at the above address not less than 70 days prior to the annual meeting. All proposals must comply with the requirements of the Bylaws. Such written proposals must be received prior to November 30, 2004, for inclusion, if otherwise appropriate, in the Company's 2005 Proxy Statement and form of Proxy relating to that meeting. With respect to any shareholder proposal not received by the Company prior to February 14, 2005, proxies solicited by management of the Company will be voted on the proposal in the discretion of the designated proxy agents.

                              ELECTION OF DIRECTORS

      The Company's Articles of Incorporation provide that the Board of Directors may be divided into three classes with each group to be as nearly equal in number as possible. Initially, one group will be elected for three years, one group will be elected for two years and one group will be elected for one year. Thereafter, as each group's term expires, a group will be elected for three years. The number of directors has currently been set by the Board at thirteen.

      At the Annual Meeting, five directors are to be elected to hold office for the next three years, their terms expiring at the 2007 Annual Meeting of Shareholders. All directors serve until their successors are duly elected and qualified. Pursuant to the bylaws of the Company, the Board of Directors acts as a nominating committee. The Board has nominated the persons listed under "Management" to serve for the terms specified. Any other nominations must be made in writing and delivered to the President of the Company in accordance with the procedures set forth below under "--Committees of the Board of Directors."

      It is the intention of the persons named in the enclosed form of proxy to vote for the election as directors of the persons named under "MANAGEMENT". Unless a contrary specification is indicated, the enclosed form of proxy will be voted FOR such nominees. In the event that any such nominee is not available to serve, the persons acting under the proxy intend to vote for the election, in his stead, of such other person as the Board of Directors of the Company may recommend. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve if elected.

      The Board of Directors recommends a vote FOR all nominees.

                                   MANAGEMENT

Directors

         Each of the nominees is currently a director of the Company. The directors of the Company are also the directors of Carolina National Bank & Trust Company. Set forth below is information about the business experience for the past five years and community activities of each of the directors. Each director has been a director of the Company since 2001.

                    Nominees for Election to Serve Until 2007

         William P. Cate, age 60, represents Milliken Forestry Co. in timberland and farm land sales. Mr. Cate is also a farmer and was General Manager of South Carolina operations for Snider Tire, Inc., Greensboro, North Carolina, from 2000 until his retirement January 1, 2002. From 1968 until sale of the Company to Snider Tire in 2000, Mr. Cate was Chairman, Chief Executive Officer and an owner of Cate-McLaurin Co., Inc., a commercial tire sales and retreading business.

         Angus B. Lafaye, age 60, has been President of Milliken Forestry Co., Inc., a forestry consulting business, since 1998. Mr. Lafaye was Vice President and Treasurer of Milliken Forestry Co. from 1985 to 1998.

         Leon Joseph Pinner, Jr., age 69, has been in radio and television since 1950 and has been with WIS-TV since 1963. In January 2001, he semi-retired from WIS and became a freelance broadcaster.

         Joe E. Taylor, Jr. age 45, has been President of Southland Log Homes, Inc. since 1980.

         Roger B. Whaley, age 57, has served as a director, President and Chief Executive Officer of the Company since November, 2001, and of Carolina National Bank & Trust Company since 2002. Mr. Whaley was employed by an investment firm from November of 2000 until November, 2001. From 1971 until his retirement in August of 2000, Mr. Whaley was with Bank of America, where for the last four years of employment he served as President of Bank of America, Oklahoma, and, in 1999, also assumed responsibilities as Small Business Banking Executive for the Midwest (Arkansas, Illinois, Iowa, Kansas, Missouri and Oklahoma).

          Directors whose terms of office continue until the Annual Meeting of Shareholders in 2006 are:

         Charlotte J. Berry, age 72, is a philanthropist active in numerous local and national charitable organizations.

         I. S. Leevy Johnson, age 62, has been an attorney with Johnson, Toal & Battiste, P.A. since 1976. Mr. Johnson is also an owner of Leevy Funeral Home.

         C. Whitaker Moore, age 56, has been a real estate broker with Coldwell Banker Tom Jenkins Realty since 1970. Mr. Moore has also been an owner of the firm since 1994.

         William H. Stern, age 47, has been President of Stern & Stern and Associates, a commercial real estate development company, since 1984.

          Directors whose terms of office continue until the Annual Meeting of Shareholders in 2005 are:

         Kirkman Finlay, III, age 34, has been Chief Executive Officer and an owner of Rising High Natural Bread Co., a bakery and restaurant, since 1996. Mr.

Finlay is also Managing Member or an officer and an owner of a number of companies involved in the real estate business, farming or investment.

         R. C. McEntire, Jr., age 60, has been President and operator of each of
R. C. McEntire & Co., Inc. (produce processing and sales), R. C. McEntire Trucking, Inc. (produce hauling), Lands Inn, Inc. (hotels) and Long Branch Farm, Inc. (waste management) since 1996.

         Joel A. Smith, III, age 58, has been Dean of the Darla Moore School of Business since October of 2000. From June of 1998 until August of 2000, Mr. Smith was President of the East Region of Bank of America. Prior to that time, from 1991 until acquisition of the Bank by Bank of America in June of 1998, Mr. Smith was President of NationsBank Carolinas. Additionally, he serves on the Board of Directors of Avanex Corporation, chairing the Audit Committee, and the Board of Directors for NETBANK, Inc.

         Robert E. Staton, Sr., age 57, is currently President of the United Way of SC and was Chairman, President and Chief Executive Officer of Colonial Life & Accident Insurance Company from 1994 until his retirement in July of 2001.

Attendance at Meetings of the Board of Directors and Meetings of Shareholders

         During the last full fiscal year, ending December 31, 2003, the Board of Directors met twelve times, including regular and special meetings. Each incumbent director and director nominee except Mrs. Berry, Mr. Johnson and Mr. McEntire attended at least 75% of the total number of meetings of the Board of Directors and committees of which he or she was a member.

         The Company encourages, but does not require, its directors to attend annual meetings of shareholders. Last year, all of the Company's directors attended the annual meeting of shareholders.

Committees of the Board of Directors

Audit Committee

         The Company  has an Audit  Committee  established  in  accordance  with
Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee selects the independent auditors, reviews the Company's financial statements and the internal financial reporting systems and controls with management and the independent auditors, recommends resolutions for any dispute between management and the auditors, and reviews other matters relating to the Company's relationship with its auditors. The Audit Committee is comprised of Messrs. Smith, Cate, Lafaye and Johnson. The Audit Committee met five times in 2003. The Audit Committee does not have a written charter. Each member of the Audit Committee is independent as defined in The Nasdaq Stock Market, Inc. Marketplace Rules, as modified or supplemented.

Nominating Committee

         The Board of Directors does not have a separate nominating committee. Rather, the entire Board of Directors acts as nominating committee. Based on the Company's size, the small geographic area in which it does business and the desirability of directors being a part of the communities served by the Company and familiar with the Company's customers, the Board of Directors does not believe the Company would derive any significant benefit from a separate nominating committee. The members of the Board of Directors are not all independent as defined in The Nasdaq Stock Market, Inc. Marketplace Rules, as modified or supplemented. The Company does not have a Nominating Committee charter.

         In recommending director candidates, the Board takes into consideration such factors as it deems appropriate based on the Company's current needs. These factors may include diversity, age, skills such as understanding of banking and general finance, decision-making ability, inter-personal skills, experience with businesses and other organizations of comparable size, community activities and relationships, and the interrelationship between the candidate's experience and business background, and other Board members' experience and business background, as well as the candidate's ability to devote the required time and effort to serve on the Board.

         The Board will consider for nomination by the Board director candidates recommended by shareholders if the shareholders comply with the following requirements. If a shareholder wishes to recommend a director candidate to the Board for consideration as a Board of Directors' nominee, such shareholder must submit in writing to the Board the recommended candidate's name, a brief resume setting forth the recommended candidate's business and educational background and qualifications for service, and a notarized consent signed by the recommended candidate stating the recommended candidate's willingness to be nominated and to serve. This information must be delivered to the Chairman of the Company at the Company's address and must be received no later than January 15 in any year to be considered as a potential Board of Directors' nominee at the Annual Meeting of Shareholders for that year. The Board may request further information if it determines a potential candidate may be an appropriate nominee. Director candidates recommended by shareholders that comply with these requirements will receive the same consideration that the committee's candidates receive.

         Director candidates recommended by shareholders will not be considered for recommendation by the Board as potential Board of Directors' nominees if the shareholder recommendations are received later than January 15 in any year. However, shareholders may nominate director candidates for election at the annual meeting, but no person who is not already a director may be elected at an annual meeting of shareholders unless that person is nominated in writing at least 70 days prior to the meeting. Such nominations, other than those made by or on behalf of the existing management of the Company, must be made in writing and must be delivered or mailed to the President of the Company, not less than 70 days prior to any meeting of Shareholders called for the election of Directors. Such notification must contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the Company that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) any other information required by Regulation 14A under the Exchange Act. Nominations not made in accordance with these requirements may be disregarded by the presiding officer of the meeting, and upon his instructions, the vote tellers shall disregard all votes cast for each such nominee.

Human Resources Committee

         The Human Resources committee acts as the Company's compensation committee. It makes recommendations to the Board of Directors regarding compensation plans and levels for senior officers. The Human Resources Committee is comprised of Messrs. Cate, McEntire, Moore and Pinner. The Human Resources Committee met four times in 2003.

Shareholder Communications with the Board of Directors

Any shareholder who wishes to send communications to the Board of Directors should mail them addressed to the intended recipient by name or position in care of: Corporate Secretary, Carolina National Corporation, 1350 Main Street, Columbia, South Carolina 29201. Upon receipt of any such communications, the Corporate Secretary will determine the identity of the intended recipient and whether the communication is an appropriate shareholder communication. The Corporate Secretary will send all appropriate shareholder communications to the intended recipient. An "appropriate shareholder communication" is a communication from a person claiming to be a shareholder in the communication the subject of which relates solely to the sender's interest as a shareholder and not to any other personal or business interest.

         In the case of communications addressed to the Board of Directors, the Corporate Secretary will send appropriate shareholder communications to the Chairman of the Board. In the case of communications addressed to the independent or outside directors, the Corporate Secretary will send appropriate shareholder communications to the Chairman of the Audit Committee. In the case of communications addressed to committees of the board, the Corporate Secretary will send appropriate shareholder communications to the Chairman of such committee.

Executive Officers

         Roger B. Whaley and John W. Hobbs are the only executive officers of the Company. Information about Mr. Whaley is set forth above under "Management - Directors." Mr. Hobbs, age 41, is the Chief Operations Officer and Chief Financial Officer of the Company, a position he has held since January, 2002. Mr. Hobbs is a certified public accountant. From August, 1996 to January, 2002 he was the Chief Financial Officer and Senior Vice President of FNB Bancshares, Inc., a bank holding company located in Gaffney, South Carolina. Prior to that, Mr. Hobbs held positions as General Auditor and Vice President of First United Bancorporation, Controller and Vice President of Standard Federal Savings Bank and Senior Accountant with KPMG Peat Marwick. Mr. Hobbs is a graduate of the University of South Carolina with a Bachelor of Science in Accounting.

                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth information about the beneficial ownership of the Company's common stock as of March 15, 2004, by each current director, the Chief Executive Officer, and all directors and executive officers as a group. Management knows of no person who beneficially owns more than 5% of the Company's common stock.

                                      Number of Shares         % of Common Stock
Name                                Beneficially Owned(1)         Outstanding
----                                ---------------------         -----------

Charlotte J. Berry                        12,833  (2)                    *
William P. Cate                           18,333                      1.21
Kirkman Finlay, III                       61,110                      4.02
I. S. Leevy Johnson                       12,222  (3)                    *
Angus B. Lafaye                           12,222                         *
R. C. McEntire, Jr.                       32,999  (4)                 2.17
C. Whitaker Moore                         18,333                      1.21
Leon Joseph Pinner, Jr.                    4,556  (5)                    *
Joel A. Smith, III                        18,333                      1.21
Robert E. Staton, Sr.                     15,278  (6)                 1.01
William H. Stern                          61,110  (7)                 4.02
Joe E. Taylor, Jr.                        61,110                      4.02
Roger B. Whaley                           50,724  (8)                 3.34
All directors and executive
 officers as a group (14 persons)        379,413                     24.96
----------------------
*less than 1%
(1) Includes for each director one-third of warrants to purchase two shares for every three shares purchased in the Company's prior stock offerings, which
     vested  in  July  2003.  See  "  -  Management   Compensation  --  Director
     Compensation."
(2)  Includes 500 shares held by Mrs. Berry as custodian for her grandchildren.
(3)  Includes 2,000 shares owned by Mr. Johnson's wife.
(4) Includes 4,208 shares owned in an IRA for the benefit of Mr. McEntire's wife and 1,000 shares owned by each of Mr. McEntire's daughters.
(5)  Includes 1,000 shares owned jointly with Mr. Pinner's wife.
(6)  Includes 2,500 shares owned jointly with Mr. Staton's wife.
(7)  Includes 7,500 shares held by Mr. Stern as custodian for his sons.
(8)  Includes options to purchase 25,880 shares.

                             MANAGEMENT COMPENSATION

Executive Officer Compensation

         The following table sets forth information about the Chief Executive Officer's compensation for the year ended December 31, 2003. No other executive officers earned $100,000 or more during the year ended December 31, 2003.

                           Summary Compensation Table

                                                                                            Long Term
                                                                                           Compensation
                                                 Annual Compensation                          Awards
                                                                                            Number of
                                                                                            Securities
                                                                           Other Annual     Underlying     All Other
                                                                              Compen-        Options        Compen-
Name and Principal Position       Year          Salary          Bonus        sation(1)       Awarded        sation
---------------------------       ----          ------          -----        ---------       -------        ------

Roger B. Whaley                    2003        $135,000          -0-           45,932            -0-           -0-
   President and Chief             2002         135,000          -0-           31,379         64,701           -0-
   Executive Officer               2001          21,548          -0-             -0-             -0-           -0-

---------------
(1) Perquisites and personal benefits did not exceed the lesser of $50,000 or 10% of total salary plus bonus for 2001. In 2003 and 2002 the amounts Mr. Whaley received included $9,000 and $9,000, respectively, for an automobile allowance and $26,329 and $16,000, respectively, for a relocation allowance.

                        Option Grants in Last Fiscal Year

         No options were granted to the Chief Executive Officer in 2003.

          Option Exercises and Year End Options Outstanding and Values

         No options were exercised by the Chief Executive Officer during 2003. The following table sets forth information about options held by the Chief Executive Officer at December 31, 2003.

                                                        Number of Securities           Value of Unexercised
                                                       Underlying Unexercised              In-the-Money
                       Shares Acquired     Value          Options 12/31/03              Options 12/31/03(1)
Name                     on Exercise     Realized   Exercisable     Unexercisable   Exercisable      Unexercisable
----                   ---------------   --------   -----------     -------------   -----------      -------------

Roger B. Whaley              -0-            -0-          25,880            38,821        25,880             38,821

-----------------
(1) Based on a price of $11.00 per share, based on trades in 2003 of which the Company is aware. The Common Stock is not, however, widely traded and such price may not be indicative of market value.

Employment Agreement

         The Company has entered into an employment agreement with Mr. Whaley, which provides for his employment as President and Chief Executive Officer of the Company and Carolina National Bank and Trust Company. The agreement commenced on the date of the opening of the Bank, July 15, 2002, and is for a term of two years. Beginning on the first anniversary of the opening of the Bank, and on each day thereafter, the term of the Agreement will automatically be extended for an additional day unless, prior to such extension, Mr. Whaley, the Company or the Bank gives written notice to the other parties that the Agreement will not be extended.

         The Agreement provides for payment to Mr. Whaley of an initial base salary of $135,000 per year, which the Board of Directors of the Bank will periodically review and may (but is not required to) increase. Mr. Whaley will also be entitled to receive an annual cash bonus if the Company and Carolina National Bank and Trust Company achieve certain performance levels established by the Board of Directors from time to time. The Company also provided Mr. Whaley with stock options for a number of shares of the Company's common stock equal to 5% of the common stock subscribed for in the initial public offering. The options provide for an exercise price of $10.00 per share, termination ten years after the date of grant, and vesting one-fifth at the time of grant and one-fifth on each anniversary thereafter. If Mr. Whaley terminates his employment without Good Reason (as defined in the Agreement) or is terminated by the Bank with Cause (as defined in the Agreement) the options will terminate 30 days after the date of termination of employment. The Bank also provides Mr. Whaley with group medical, dental, disability and life insurance; an automobile allowance; dining club dues and country club dues; and such other benefits as the Bank provides to its employees generally.

         If Mr. Whaley's employment is terminated by the Company or the Bank for Cause during the term of the Agreement, by Mr. Whaley's action not for Good Reason or as a result of Mr. Whaley 's death, disability or retirement, Mr. Whaley will be paid his base salary through the last day of the month in which termination occurs at the annual rate then in effect, together with any bonus that has been awarded prior to the date of termination, any benefits to which he may be entitled as a result of the termination under terms and conditions of plans or arrangements then in effect, and any automobile expenses or club dues due to him as of the date of termination of the Agreement. If Mr. Whaley 's employment is terminated during the term of the Agreement other than by death, disability or retirement, and (i) by action of Mr. Whaley for Good Reason, or
(ii) by action of the Bank other than for Cause, Mr. Whaley will be paid all of the foregoing compensation. In addition, for a period of two years after the date of termination, the Bank will continue to pay Mr. Whaley his base salary in effect at the date of termination; the Bank will continue to provide Mr. Whaley with insurance coverage; and all unexercised stock options granted to Mr. Whaley will immediately vest and become exercisable.

         The provisions of the Agreement are subject to certain limitations if required by the provisions of the Federal Deposit Insurance Act. Mr. Whaley agrees to abide by the Bank's and the Company's rules and procedures designed to protect their Confidential Information (as defined in the Agreement) and to preserve and maintain such information in strict confidence during his employment and as long thereafter as the Confidential Information remains, in the sole opinion of the Bank or the Company, proprietary and confidential.

         Mr. Whaley agrees that (i) for a period of 12 months after termination of the Agreement by him other than for Good Reason, or (ii) during the continuation of any base salary payments to him, whichever is later, he will not manage, operate or be employed by, participate in, or be connected in any manner with the management, operation, or control of any banking business conducted within a 25 mile radius of any operating office of the Company or any of its subsidiaries. Mr. Whaley further agrees that for a period of 12 months after termination of his employment by him other than for Good Reason or the completion of base salary payments, whichever is later, he will not solicit the business of, or patronage from, any customers of the Company or its subsidiaries, and he will not seek to, or assist others to, persuade any employee of the Bank to discontinue employment with the Bank or seek employment or engage in any business of the Bank. Any controversies or claims arising out of or relating to the Employment Agreement are required to be settled by binding arbitration.

         The foregoing is merely a summary of certain provisions of the Employment Agreement, and is qualified in its entirety by reference to such Agreement. In addition to the foregoing Employment Contract, the Company paid Mr. Whaley $50,000.00 to cover costs and expenses associated with his relocating from Charleston, South Carolina to Columbia, South Carolina.

Compensation of Directors

         Directors of the Company are not presently compensated for their service as directors, though they may be reimbursed for reasonable expenses. The Company has granted stock warrants to the directors to compensate them for: (a) their time and efforts as organizers and directors; (b) their purchase of and subscription to purchase the Company's common stock to fund the operating expenses during the organizational period of Carolina National Bank & Trust Company and to provide capital for the Bank; and (c) their continued service as directors. Directors received two stock warrants for every three shares they purchased prior to the opening of Carolina National Bank & Trust Company. One-third of the warrants vest and become exercisable on each of the first three anniversaries of the opening of the Bank (July 15, 2002). Vested warrants expire on the earlier of 90 days after termination of the director's status as a director (one year after death or disability) or ten years after opening of the Bank and have an exercise price of $10.00 per share. The Company may, in the future and by act of the Board of Directors, compensate directors with cash payments, grants of stock or stock options.

         Assuming all of the warrants issued to the directors are exercised and that the Company issues no further common stock, the directors would beneficially own an aggregate of 478,997, or 29.6% of the Company's outstanding common stock upon exercise of all warrants.

                             2003 STOCK OPTION PLAN

         At the 2003 Annual Meeting, the shareholders approved the 2003 Stock Option Plan, which reserves 129,402 shares of Common Stock for issuance pursuant to the exercise of options which may be granted pursuant to the 2003 Stock Option Plan. The Plan is administered by the Board of Directors or a Committee appointed by the Board of Directors. Options awarded under the Plan may be "incentive stock options" within the meaning of the Internal Revenue Code or non-qualified options. Options may be granted pursuant to the 2003 Stock Option Plan to persons who are directors, officers or key employees of the Company or any subsidiary (including officers who are employees) at the time of grant. The Board of Directors or the Committee selects the persons to receive grants under the 2003 Stock Option Plan and determines the number of shares covered by options granted under the 2003 Stock Option Plan. All stock options will have such exercise prices as may be determined by the Board of Directors or the Committee at the time of grant, but in the case of incentive stock options, such prices may not be less than the fair market value of the Common Stock (as determined in accordance with the Plan) at the date of grant. The Board of Directors or the Committee may set other terms for the exercise of the options but may not grant to any one holder more than $100,000 of incentive stock options (based on the fair market value of the optioned shares on the date of the grant of the option) which first become exercisable in any calendar year. No options may be exercised after ten years from the date of grant, and options may not be transferred except by will or the laws of descent and distribution. Incentive stock options may be exercised only while the optionee is an employee of the Company, within three months after the date of termination of employment, or within twelve months of death or disability, but only to the extent the option has not expired.

         The number of shares reserved for issuance under the Plan, the number of shares covered by outstanding options and the exercise price of options will be adjusted in the event of changes in the number of outstanding shares of common stock effected without receipt of consideration by the Company. All outstanding options will become immediately exercisable in the event of a change of control, or imminent change of control, of the Company (both as defined in the Plan). In the event of an extraordinary corporate action (as described in the Plan), subject to any required shareholder approval, the Board of Directors or the Committee, in its sole discretion, may also cancel and pay for outstanding options. The Board or Committee also has the power to accelerate the exercise date of outstanding options at any time. The Board of Directors may alter, suspend or discontinue the Plan, but may not increase (except as discussed above) the maximum number of shares reserved for issuance under the Plan, materially increase benefits to participants under the Plan, or materially modify the eligibility requirements under the Plan without shareholder approval or ratification. The 2003 Stock Option Plan will terminate on February 26, 2013, and no options will be granted thereunder after that date.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company, in the ordinary course of its business, makes loans to and has other transactions with directors, officers, principal shareholders, and their associates. Loans are made on substantially the same terms, including rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. The Company expects to continue to enter into transactions in the ordinary course of business on similar terms with directors, officers, principal stockholders, and their associates. The aggregate dollar amount of such loans outstanding at December 31, 2003 was $2,386,436. During 2003, $2,019,408 of new advances were made and repayments totaled $343,690.

         During the Bank's organizational period, the Company entered into an agreement with Leon Joseph Pinner, Jr., one of its directors and an organizer of the Bank, pursuant to which Mr. Pinner is available to market, serve as spokesperson for, and make promotional appearances on behalf of, Carolina National Bank and Trust Company. For his services, Mr. Pinner was paid $200.00 per month for the first four months, and $1,500 per month thereafter for the following 20 months, and is reimbursed for his expenses. The Company also agreed to issue Mr. Pinner 1,500 shares of its common stock in lieu of the first $15,000 of payments due under the agreement. These shares have been issued to Mr. Pinner.

         The Company granted stock warrants to purchase 6,666 and 2,222 shares of common stock to David A. Ward and Harold Hunt, respectively. Both of Messrs. Ward and Hunt were organizers of the Bank and Mr. Hunt was a director of Carolina National Corporation. These warrants were granted to Messrs. Ward and Hunt to compensate them for: (a) their time and efforts as organizers; and (b) their purchase of and subscription to purchase the Company's common stock to fund the operating expenses during the organizational period of the Bank and to provide capital for the Bank. The warrants expire ten years after opening of the Bank and have an exercise price of $10.00 per share.

         On November 5, 2001, James A Gunter, who had served as Chief Executive Officer of the Company since its organization, resigned as an officer and director. The Company and Mr. Gunter entered into a Severance Agreement pursuant to which the Company paid Mr. Gunter's salary and benefits, which payments totaled approximately $145,000. The Company also redeemed 5,000 shares of its common stock from Mr. Gunter for an aggregate of $50,000, which is the amount Mr. Gunter paid for the shares.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         As required by Section 16(a) of the Securities Exchange Act of 1934, the Company's directors, its executive officers and certain individuals are required to report periodically their ownership of the Company's Common Stock and any changes in ownership to the Securities and Exchange Commission. Based on a review of Section 16(a) reports available to the Company and any representations made to the Company, all such reports for 2003 were filed on a timely basis.


                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board has selected Elliott Davis, LLC, Certified Public Accountants, to serve as the Company's independent certified public accountants for 2004. It is expected that representatives from this firm will be present and available to answer appropriate questions at the annual meeting, and will have the opportunity to make a statement if they so desire.

Fees Paid to Independent Auditors

         Set forth below is information about fees billed by the Company's independent auditors for audit services rendered in connection with the consolidated financial statements and reports for the years ended December 31, 2003 and 2002, and for other services rendered during such years, on behalf of the Company and the Bank, as well as all out-of-pocket expenses incurred in connection with these services, which have been billed to the Company.

Audit Fees

         Audit fees include fees billed for professional services rendered for the audit of the Company's consolidated financial statements and review of the interim condensed consolidated financial statements included in quarterly reports, and services that are normally provided by the Company's independent auditor in connection with statutory and regulatory filings or engagements, and attest services, except those not required by statute or regulation. For the years ended December 31, 2002 and 2003, respectively, Elliott Davis, LLC billed the Company an aggregate of $13,400 and $20,900 for audit fees.

Audit-Related Fees

         Audit-related fees include fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under "Audit Fees". For the years ended December 31, 2002 and 2003, respectively, Elliott Davis, LLC billed the Company an aggregate of $1,250 and $1,935 for audit-related fees.

Tax Fees

         Tax fees include fees for tax compliance/preparation and other tax services. Tax compliance/preparation include fees billed for professional services related to federal, state and international tax compliance. Other tax services include fees billed for other miscellaneous tax consulting and planning. For the years ended December 31, 2002 and 2003, respectively, Elliott Davis, LLC billed the Company an aggregate of $1,900 and $2,400 for tax fees.

All Other Fees

         All other fees include fees for all other services other than those reported above. These services include preparation of employee benefit plan returns. For the years ended December 31, 2002 and 2003, respectively, Elliott Davis, LLC billed the Company an aggregate of $525 and $475 for all other fees.

         In making its decision to recommend ratification of its appointment of Elliott Davis, LLC as the Company's independent auditors for the fiscal year ending December 31, 2004, the Audit Committee considered whether services other than audit and audit-related services provided by that firm are compatible with maintaining the independence of Elliott Davis, LLC.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

         The Audit Committee pre-approves all audit and permitted non-audit services (including the fees and terms thereof) provided by the independent auditors, subject to limited exceptions for non-audit services described in
Section 10A of the Securities Exchange Act of 1934, which are approved by the Audit Committee prior to completion of the audit. The Committee may delegate to one or more designated members of the Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Committee at its next scheduled meeting.

         General pre-approval of certain audit, audit-related and tax services is granted by the Committee at the first quarter Committee meeting. The

Committee subsequently reviews fees paid. Specific pre-approval is required for all other services. During 2003, all audit and permitted non-audit services were pre-approved by the Committee.

                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors has reviewed and discussed with management the Company's audited financial statements for the year ended December 31, 2003. The Audit Committee has discussed with the Company's independent auditors, Elliott Davis, LLC, the matters required to be discussed by Statement on Auditing Standards 61, as modified or supplemented. The Audit Committee has also received the written disclosures and the letter from Elliott Davis, LLC, required by Independence Standards Board Standard No. 1, as modified or supplemented, and has discussed with Elliott Davis, LLC, their independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

         Joel A. Smith, III                        I. S. Leevy Johnson
         William P. Cate                           Angus B. Lafaye

                                  OTHER MATTERS

         The Board of Directors knows of no other business to be presented at the meeting of shareholders. If matters other than those described herein should properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote at such meeting in accordance with their best judgment on such matters.

                  AVAILABILITY OF ANNUAL REPORT ON FORM 10-KSB

         Shareholders may obtain copies of the Company's Annual Report on Form 10-KSB required to be filed with the Securities and Exchange Commission for the year ended December 31, 2003, free of charge by requesting such form in writing from Roger B. Whaley, President, Carolina National Corporation, 1350 Main Street, Columbia, South Carolina 29201. Copies may also be downloaded from the Securities and Exchange Commission website at http://www.sec.gov.

                                      PROXY

                          CAROLINA NATIONAL CORPORATION

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                FOR ANNUAL MEETING OF SHAREHOLDERS - MAY 3, 2004

         Roger B. Whaley or John W. Hobbs, or either of them, with full power of substitution, are hereby appointed as agent(s) of the undersigned to vote as proxies for the undersigned at the Annual Meeting of Shareholders to be held on May 3, 2004, and at any adjournment thereof, as follows:

1.   ELECTION OF   |_| FOR all nominees listed     |_|  WITHHOLD AUTHORITY
     DIRECTORS         below (except any I have         to vote for all nominees
                        written below)                  below

Three year Terms: William P. Cate, Angus B. Lafaye, Leon Joseph Pinner, Joe E. Taylor, Jr., Roger B. Whaley

INSTRUCTIONS:  TO WITHHOLD  AUTHORITY  TO VOTE FOR ANY  INDIVIDUAL(S)  WRITE THE
               NOMINEE'S(S') NAME(S) ON THE LINE BELOW.

--------------------------------------------------------------------------------

2. And, in the discretion of said agents, upon such other business as may properly come before the meeting, and matters incidental to the conduct of the meeting. (Management at present knows of no other business to be brought before the meeting.)

THE PROXIES WILL BE VOTED AS INSTRUCTED. IF NO CHOICE IS INDICATED WITH RESPECT TO A MATTER WHERE A CHOICE IS PROVIDED, THIS PROXY WILL BE VOTED "FOR" SUCH MATTER.

Please sign exactly as name appears below. When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.


Dated:         ,  2004                  ----------------------------------------


                                        ----------------------------------------